                            ASSIGNMENT AND CONSENT OF
                            ADMINISTRATION AGREEMENT

Reference is made to the Administration Agreement dated April 1, 2003 (the "Administration Agreement") by and between BACAP Alternative Multi-Strategy Fund, LLC, a Delaware limited liability company (the "Fund"), and BACAP Distributors, LLC, a North Carolina limited liability company ("BACAP"). In accordance with Article 13 of the Administration Agreement, BACAP, effective ______________, 2005, assigns all of its rights, duties, responsibilities and obligations under the Administration Agreement to Banc of America Investment Advisors, Inc., and Banc of America Investment Advisors, Inc. agrees to assume all such rights, duties, responsibilities and obligations. By its signature below, the Fund consents to this assignment.

Dated: ______________ _____,2005

BACAP DISTRIBUTORS, LLC

By:
Name: Lawrence R. Morgenthal
Title: President

BANC OF AMERICA INVESTMENT ADVISORS, INC.

By:
Name:
Title:

The Fund hereby consents to this assignment of the Administration
Agreement:

BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC

By:
Name: Lawrence R. Morgenthal
Title: President